EXHIBIT 1

                              AMENDMENT NO. 1
                              ---------------


          AMENDENT NO. 1, dated as of March 10, 1999 ("Amendment No. 1"), between General Semiconductor, Inc., a Delaware corporation, and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, to the Rights Agreement, dated as of January 6, 1997 (the "Rights Agreement"), between General Instrument Corporation, a Delaware corporation and Chase Mellon Shareholder Services, L.L.C., a New Jersey limited liability company.

          WHEREAS, the parties hereto desire to amend the Rights Agreement as set forth below.

          NOW, THEREFORE, the parties hereto agree as follows:

          1. The Rights Agreement is hereby amended as follows:

               (i) Section 1(k) shall be amended by deleting each of the two references to "Disinterested Directors" and replacing each of them with the phrase "Board of Directors".

               (ii) Section 1 shall be amended to delete, in their entirety, each of paragraphs (h), (r) and (s) therefrom, whereupon the remaining paragraphs of Section 1 shall be consecutively relettered.

               (iii) Section 23(a)(ii) shall be deleted in its entirety and replaced with the following paragraph:

                    "(ii) In addition, the Board may, at its option, at any time following a Shares Acquisition Date but prior to any Section 13 Event redeem all, but not less than all, of the then outstanding Rights at the Redemption Price
                    (x) in connection with any merger, consolidation or sale or other transfer (in one transaction or in a series of related transactions) of assets or earning power aggregating 50% or more of the earning power of the Corporation and its subsidiaries (taken as a whole) in which all holders of Common Shares are treated alike, or (y)(A) if and for so long as the Acquiring Person is not thereafter the Beneficial Owner of 5% of the Common Shares, and (B) at the time of redemption no other Persons are Acquiring Persons."


               (iv) Section 23(a)(iii) shall be deleted in its entirety.

               (v) The following sentence of Section 27 shall be deleted in its entirety:

                    "Notwithstanding anything contained in this Agreement to the contrary, in the event that a majority of the Board is comprised of persons elected at a meeting or by written consent of stockholders who were not nominated by the Board in office immediately prior to such meeting or written consent (including successors of such persons elected to the Board) for the purpose of either facilitating a Transaction with a Transaction Person or circumventing directly or indirectly the provisions of this Section 27, then (A) for a period of 365 days following the effectiveness of such action, this Agreement shall not be amended or supplemented in any manner reasonably likely to have the purpose or effect of facilitating a Transaction with a Transaction Person and (B) no amendments or supplements may be made following such 365-day period if (1) such amendment or supplement is reasonably likely to have the purpose of facilitating a Transaction with a Transaction Person and (2) during such 365-day period, the Company enters into any agreement, arrangement or understanding with any Transaction Person which is reasonably likely to have the purpose or effect of facilitating a Transaction with any Transaction Person."

               (vi) The last sentence of the first paragraph of text after the legend in the Summary of Rights to Purchase Preferred Shares, set forth as Exhibit C to the Rights Agreement, shall be deleted in its entirety and replaced with the following sentence:

                    "The description and terms of the Rights are set forth in a Rights Agreement, dated as of January 6, 1997, between General Instrument Corporation and Chase Mellon Shareholder Services, L.L.C., as amended by Amendment No. 1, dated as of March 10, 1999, between General Semiconductor, Inc. and ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent")( as amended, the "Rights Agreement")."


               (vii) The definition of "Permitted Offer" in the Summary of Rights to Purchase Preferred Shares, set forth as Exhibit C to the Rights Agreement, shall be deleted in its entirety and replaced with the following sentence:

                    ""PERMITTED OFFER" is a tender or exchange offer for all outstanding Common Shares which is at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by at least a majority of the Board of Directors to be adequate and otherwise in the best interests of the Company and its stockholders (other than the person or any affiliate or associate thereof on whose basis the offer is being made) taking into account all factors that the Board of Directors may deem relevant."

               (viii) The definition of "Disinterested Director" in the Summary of Rights To Purchase Preferred Shares, set forth as Exhibit C to the Rights Agreement, shall be deleted in its entirety.

               (ix) The following sentence in the Summary of Rights To Purchase Preferred Shares, set forth as Exhibit C to the Rights Agreement, shall be amended by deleting the phrase "but not involving a Transaction Person (as hereinafter defined)" so that it shall now read in its entirety as follows:

                    "Additionally, the Company may redeem the then outstanding Rights in whole, but not in part, at the Redemption Price after the triggering of the Flip-In Right and before the expiration of any period during which the Flip-In Right may be exercised in connection with a merger or other business combination transaction or series of transactions involving the Company in which all holders of Common Shares are treated alike."

               (x) The following paragraph of the Summary of Rights To Purchase Preferred Shares, set forth as Exhibit C to the Rights Agreement, shall be deleted in its entirety:

                    "In the event that a majority of the directors serving on the Board following a meeting of stockholders or stockholder action by written consent are not nominated by the Board of Directors of the Company serving immediately prior to such meeting or action, then for 365 days following such meeting or action the Rights may not be redeemed if such redemption is reasonably likely to facilitate a combination or sale of assets or earning power (a "Transaction") with a person (or its affiliate or associate) who (A) is or will become an Acquiring Person if the Transaction were to be consummated and (B) who has directly or indirectly proposed or nominated a member of the Board of Directors of the Company who is in office at the time the Transaction is being considered (a "Transaction Person"). The Rights may not be redeemed thereafter if during such 365 day period the Company enters into any agreement reasonably likely to facilitate a Transaction with a Transaction Person and the redemption is reasonably likely to facilitate a Transaction with a Transaction Person."

               (xi) All references in the Rights Agreement (including the exhibits thereto) to the Rights Agreement shall, from and after the date hereof, refer to the Rights Agreement as amended by this Amendment No. 1.

          2. Except as amended hereby, the terms and provisions of the Rights Agreement shall remain in full force and effect.

          3. Each party hereto represents and warrants that (i) the execution, delivery and performance of this Amendment No. 1 by such party have been duly authorized by all necessary corporate action and
     (ii) this Amendment No. 1 constitutes a valid and binding agreement of such party.

          4. This Amendment No. 1 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          5. This Amendment No. 1 shall become effective as of the date first above written.

          6. This Amendment No. 1 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment
No. 1 to be duly executed and attested, all as of the date and year first above written.


                              GENERAL SEMICONDUCTOR, INC.

                              By:/s/ Stephen B. Paige
                                 ------------------------
                                 Name:  Stephen B. Paige
                                 Title: Senior vice President


                              CHASEMELLON SHAREHOLDER
                              SERVICES, L.L.C.

                              By:/s/ Michael A. Nespoli
                                 ------------------------
                                 Name:  Michael A. Nespoli
                                 Title: Senior Vice President